FORM OF
                             UNDERWRITING AGREEMENT

      This Agreement made as of _______ __, 2007 by and between the Markman MultiFund Trust (the "Trust"), a Massachusetts business trust and an open-end registered investment company, and IFS Fund Distributors, Inc., a Delaware corporation ("Underwriter").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of the Trust (the "Series");

      NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

      1.    Appointment.

            The Trust hereby appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. Underwriter's duties under this Agreement include, but are not limited to, the following:

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            (a) Effect a continuous underwriting/offering of Shares.

            (b) Maintain registrations for personnel engaged in the sales of Shares. This will be limited to three non-Underwriter personnel.

            (c) Provide a supervisory structure for all registered personnel of the broker-dealer.

            (d) Conduct and satisfy all NASD Firm element continuing education requirements for registered personnel of the broker dealer.

            (e) Effect all filings required to maintain the necessary NASD and state blue sky qualifications of sales personnel and the registered broker-dealer in all jurisdictions requested by the Trust.

            (f) Execute Dealer Agreements with external broker dealers and servicing organizations.

            (g) Effect and monitor the status of the Underwriter's Code of Ethics.

            (h) Coordinate SEC and NASD audits of Underwriter.

            (i) File audited financial statements and FOCUS reports as required for the broker-dealer.

            (j) Review and file the Trust's sales literature, collateral Trust materials and Trust websites with the required self regulatory organization's and states in which the Shares are registered for sale (Blue Sky registration).

            (k) Monitor and sign-off on correspondence of personnel registered with the broker-dealer. Underwriter shall have access to the relevant e-mail system used by any and all non-Underwriter registered personnel and that system must be compliant with current regulations as determined by Underwriter.


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            (l) Provide personnel to act as officers/supervising principals of
Underwriter including FINOPS.

            (m) Address oral and written complaints received from Shareholders as they occur.

            (n) Provide trade blotter sign-off where required.

            (o) Maintain and retain all records as required by relevant regulations.

      2.    Sale and Repurchase of Shares.

            (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then-current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

            (b) Underwriter will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

            (c) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

            (d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.


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            (e) The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

            (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

            (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

            (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.


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            (i) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

      3.    Sale of Shares by the Trust.

            The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

      4.    Basis of Sale of Shares.

            Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefor.

      5.    Rules of NASD, etc.

            (a) Underwriter will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

            (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

            (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.


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            (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

            (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then-current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then-effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

      6.    Records to be Supplied by Trust.

            The Trust shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

      7.    Fees and Expenses.

            For performing its services under this Agreement, Underwriter will receive an annual fee from the Trust as set forth on Exhibit A, which is incorporated herein by reference. Fees shall be paid monthly in arrears.

            The Adviser shall promptly reimburse Underwriter for any expenses which are to be paid by the Adviser in accordance with the following paragraph. In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Trust in accordance with agreements between them as permitted by applicable law, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees, travel and such other expenses as may be incurred by Underwriter on behalf of the Trust.


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      8.    Indemnification of Trust.

            Underwriter agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Trust against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust. Underwriter likewise agrees to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Underwriter's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.


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

      9.    Indemnification of Underwriter.

            The Trust agrees to indemnify and hold harmless Underwriter and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Underwriter's duties or from the reckless disregard by any of such persons of Underwriter's obligations and duties under this Agreement, for all of which exceptions Underwriter shall be liable to the Trust. The Trust will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

            In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify Underwriter or any other person or hold Underwriter or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Underwriter will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Underwriter and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Underwriter, and thereupon the Trust shall take over complete defense of the claim, and neither Underwriter nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. Underwriter shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Underwriter or any such person except with the Trust's written consent.


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            Notwithstanding any other provision of this Agreement, Underwriter shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

      10.   Termination and Amendment of this Agreement.

            This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

            Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.


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

      11.   Effective Period of this Agreement.

            This Agreement shall take effect upon its execution and shall remain in full force and effect until May 1, 2008 (unless terminated automatically as set forth in Section 10), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

      12.   New Series.

            The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

      13.   Successor Investment Trust.

            Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

      14.   Limitation of Liability.

            It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.


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

      15.   Severability.

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      16.   Questions of Interpretation.

            (a) This Agreement shall be governed by the laws of the State of Ohio.

            (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      17.   Notices.

            Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 6600 France Avenue South, Edina, Minnesota 55435 and that the address of Underwriter for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202.


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      18.   Counterparts.

            This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

                                                     MARKMAN MULTIFUND TRUST

                                                         -----------------------
                                                     By:
                                                     Its: President


                                                     IFS FUND DISTRIBUTORS, INC.

                                                         -----------------------
                                                     By:
                                                     Its: President


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                                    Exhibit A
                               _________ __, 2007

      Markman Capital Management, Inc., the Investment Adviser to the Trust, shall pay IFS Fund Distributors, Inc. a fee of $______ per annum for services rendered as Underwriter for the Trust.


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